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                                                                    Exhibit 10.1

                            SHARE EXCHANGE AGREEMENT
                            ------------------------

     SHARE EXCHANGE AGREEMENT, dated as of June 30, 2000, among TIS Worldwide, Inc., a Delaware corporation ("TIS"), Daniel Doyon ("DOYON," and together with TIS, the "Sellers") and SPEEDUS.COM, Inc., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, TIS owns 45% of the outstanding limited liability company interests in SPEEDIA, LLC ("SPEEDIA"), a Delaware limited liability company (the "TIS Interest") and DOYON owns 10% of the outstanding limited liability company interests in SPEEDIA (the "DOYON Interest," and together with the TIS Interest, the "Purchased Interest") and the Buyer owns the remaining 45% of the outstanding limited liability company interests in SPEEDIA; and

     WHEREAS, on the terms and subject to the conditions of this Agreement, the Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from each of the Sellers, all of the Sellers' rights, title and interests in the Purchased Interest; and

     WHEREAS, the parties desire that the transaction be structured as a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the premises and the mutual promises, agreements and covenants contained in this Agreement, each of the Parties hereby agrees as follows:

Section 1. Sale and Purchase of the Purchased Interest

1.1. Sale of Purchased Interest. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Sellers set forth below, on the Closing Date, the Buyer shall purchase: (i) from TIS, and TIS shall sell, assign and transfer to Buyer; and (ii) from DOYON, and DOYON shall sell, assign and transfer to the Buyer, all of the TIS Interest and DOYON Interest, respectively, free and clear of any Liens, other than Liens created by the Buyer, in exchange for an aggregate of 950,000 shares (the "Shares") of Common Stock of the Buyer under the terms and conditions provided in Section 1.3, such number of Shares subject to adjustment as provided in this Agreement.

(a) As a result of the sale of the Purchased Interests to Buyer, effective as of the Closing, the Sellers, having conveyed to Buyer all of their interests in SPEEDIA, shall cease to be members of SPEEDIA and, based on Buyer's continued ownership of its present 45% limited liability interest in SPEEDIA, Buyer shall be the sole member of SPEEDIA.

1.2. Time and Place of Closing. The closing of the sale and purchase of the Purchased Interest (the "Closing") will take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, at 10:00 a.m. on the date hereof or such other time and place as the parties may mutually agree upon (the "Closing Date").



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1.3. Transactions at Closing. At the Closing:

(a) TIS shall deliver to the Buyer:

(i) the TIS Interest, free and clear of any Liens other than Liens created by the Buyer, under the following conditions:

     (A) TIS shall sell, transfer and deliver the TIS Interest in exchange for 768,181 shares of Common Stock (the "TIS Shares"), of which 163,636 shares shall be included in a registration statement of Buyer that will be filed with the SEC on or before 75 days from the Closing Date, as provided in Section 10 of this Agreement.

     (B) The remaining 604,545 TIS Shares shall be subject to the following transfer restrictions:

               (1) 201,515 TIS Shares may be sold pursuant to any exemption which may be available to TIS pursuant to the Securities Act, including, but not limited to a sale pursuant to Rule 144 of the SEC pursuant to the Securities Act;

               (2) 201,515 TIS Shares shall be subject to a two year transfer restriction, commencing on the date of issuance, after which date such TIS Shares may be sold pursuant to any exemption from registration under the Securities Act; and

               (3) 201,515 TIS Shares shall be subject to a three year transfer restriction, commencing on the date of issuance, after which date such TIS Shares may be sold pursuant to any exemption from registration under the Securities Act.

               (4) Except as provided in Section 14 of this Agreement, TIS may not transfer any TIS Shares which are subject to restriction pursuant to Paragraph 1.3(a)(i)(B)(1), (2) or (3) of this Agreement without the prior written consent of the Buyer.

(ii) All restrictions on the transfer of the TIS Shares issued as part of this transaction shall be terminated upon (A) the completion of an initial public offering of SPEEDIA pursuant to which SPEEDIA shall receive net proceeds of at least $20,000,000; or (B) the completion of one or more public offerings by SPEEDUS subsequent to the date of this Agreement provided that the aggregate net proceeds from such offerings shall be at least (I) $100,000,000 if the VisionStar Contribution has been completed by the Buyer or (II) $35,000,000 if the VisionStar Contribution has not been completed by the Buyer. Net proceeds shall mean gross proceeds less any underwriting discounts and commissions.

(iii) TIS shall deliver to the Buyer an opinion of counsel to TIS in form and substance reasonably satisfactory to the Buyer, dated as of the Closing Date, as to due authorization, execution, delivery and enforceability of this Agreement by TIS.

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(b) DOYON shall deliver to the Buyer:

(i) the DOYON Interest, free and clear of any Liens other than Liens created by the Buyer, under the following conditions:

     (A) DOYON shall sell, transfer and deliver the DOYON Interest in exchange for 181,819 shares of Common Stock (the "DOYON Shares"), of which 36,364 shares shall be included in a registration statement of Buyer that will be filed with the SEC on or before 75 days from the Closing Date.

     (B) The remaining 145,455 unregistered DOYON Shares shall be subject to the following transfer restrictions:

               (1) 49,455 DOYON Shares shall be free of any encumbrances and restrictions, and may be sold pursuant to and in accordance with the Securities Act, including any exemption from registration thereunder;

               (2) 48,000 DOYON Shares shall be subject to a two year transfer restriction, commencing on the date of issuance, after which date such DOYON Shares may be sold in accordance with the Securities Act, including any exemption from registration thereunder; and

               (3) 48,000 DOYON Shares shall be subject to a three year transfer restriction, commencing on the date of issuance, after which date such DOYON Shares may be sold in accordance with the Securities Act, including any exemption from registration thereunder.

               Except as provided in Section 14 of this Agreement, DOYON may not transfer any DOYON Shares which are subject to restriction pursuant to Paragraph 1.3(b)(i)(B)(1), (2) or (3) of this Agreement without the prior written consent of the Buyer.

(ii) All restrictions on the transfer of the DOYON Shares issued as part of this transaction shall be terminated upon (A) the completion of an initial public offering of SPEEDIA pursuant to which SPEEDIA shall receive net proceeds of at least $20,000,000; or (B)the completion of one or more public offerings by SPEEDUS subsequent to the date of this Agreement provided that the aggregate net proceeds from such offerings shall be at least of at least (I) $100,000,000 if the VisionStar Contribution has been completed by the Buyer or (II) $35,000,000 if the VisionStar Contribution has not been completed by the Buyer.

(iii) DOYON shall deliver to the Buyer an opinion of counsel to DOYON in form and substance reasonably satisfactory to the Buyer, dated as of the Closing Date, as to the due authorization, execution, delivery and enforceability of this Agreement by DOYON.

(c) Buyer shall deliver:

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(i) the TIS Shares to TIS.

(ii) the DOYON Shares to DOYON.

(iii) an opinion of its counsel addressed to each Seller, in form and substance reasonably satisfactory to the Sellers, dated as of the Closing Date, as to the due authorization, execution, delivery and enforceability of this Agreement by the Buyer.

(d) TIS and the SPEEDIA shall execute the License Agreement, and SPEEDIA shall pay the $300,000 licensee fee provided for in the License Agreement.

1.4. Post-Closing Adjustments

(a) If SPEEDUS does not complete the VisionStar Contribution, SPEEDUS shall issue (i) 150,000 additional shares of Common Stock to TIS and (ii) 33,334 additional shares of Common Stock to DOYON.

(b) If the trading price of the Common Stock on the Nasdaq National Market System is not equal to or greater than $10 per share for any 15 Business Days during the 180-day period commencing on the effective date of the Registration Statement, then SPEEDUS shall issue (i) an additional 150,000 shares of Common Stock to TIS and (ii) an additional 33,334 shares of Common Stock to DOYON.

(c) Of the shares issuable pursuant to Paragraph 1.4(a) and (b) of this Agreement, 21.3% of the shares issuable to TIS and 20.0% of the shares issuable to DOYON shall be included in the Registration Statement, and one-third of the remaining shares shall be subject to the restrictions set forth in Paragraphs 1.3(a)(i)(B)(1), (2) and (3) or 1.3(b)(i)(B)(1), (2) and (3), as the case may
be.

Section 2. Representations and Warranties of Sellers.

2.1. TIS hereby represents and warrants to the Buyer that:

(a) Organization and Authority. TIS is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. TIS has all requisite power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated in this Agreement.

(b) Software.

(i) The representations and warranties set forth in Paragraph 6(a) of the License Agreement are incorporated in this Agreement as if set forth herein.

 (ii) Nothing in this Agreement or the License Agreement will impair or grant the Buyer any interest in the Licensed Software, other than the license rights granted by the License Agreement. The Buyer acknowledges that TIS has granted others licenses to, and it may, except as expressly provided in the License Agreement, grant others right to use, practice or otherwise deal in the Licensed Software.

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2.2. DOYON hereby represents and warrants to the Buyer that:

(a) Financial Statements. DOYON has furnished the Buyer with the following financial statements: (i) the unaudited balance sheet of SPEEDIA at December 31, 1999 and the related unaudited statements of operations for the period ended December 31, 1999 and (ii) the unaudited balance sheet of SPEEDIA at March 31, 2000 and the related unaudited statements of operations for the period ended March 31, 2000 (the "Historical Financial Statements"). To the knowledge of DOYON, except if known to TIS or the Buyer, SPEEDIA has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing, which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of SPEEDIA, except for liabilities disclosed in the Historical Financial Statements, liabilities incurred in the ordinary course of business since March 31, 2000 and obligations under Contracts (as defined in Section 2.2(d) of this Agreement). .

(b) Capitalization. To the best of DOYON's knowledge, as of the Closing Date and after giving effect to the transactions contemplated hereby (i) Buyer will own all the authorized and outstanding limited liability company interests of SPEEDIA and (ii) except if known by TIS or Buyer, SPEEDIA will not have outstanding any other securities, including any debt, convertible into or exchangeable for any limited liability company interests of SPEEDIA, any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or other) of, or any calls, commitments or claims of any other character relating to the issuance of, any limited liability company interests of SPEEDIA.

(c) Litigation. Except as set forth on Schedule 2.2(c), to the best of DOYON's knowledge, there are no claims, actions, suits, proceedings, disputes or investigations in process by or against SPEEDIA or threatened either by a written communication directed to SPEEDIA or by an oral communication directed to SPEEDIA before any federal or state court, arbitrator or Governmental Authority by or against SPEEDIA, and there are no outstanding judgments, decrees or orders of any court or Governmental Authority against SPEEDIA.

(d) Contracts. To the best of DOYON's knowledge, (i) the agreements set forth on
Schedule 2.2(d) comprise all material agreements, contracts and other arrangements (collectively, "Contracts") to which SPEEDIA is a party, including, without limitation, joint venture agreements or similar arrangements and agreements containing any covenant under which SPEEDIA may not compete in any line of business with any person in any geographic area, (ii) no party to any Contracts has given SPEEDIA subsidiaries written notice of or made a claim with respect to any breach or default under any such Contract the consequences of which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of SPEEDIA, (iii) each of the Contracts is valid, binding and enforceable against the other parties thereto and is in full force and effect, and (iv) SPEEDIA has performed all material obligations required to be performed by it to date under, and is not in default in any material respect of, any of the Contracts and(v) no event exists which, with notice or lapse of time, or both, would constitute such a default, other than where failure to perform such obligations or such default would not reasonably be expected to have an adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of SPEEDIA.

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(e) Compliance with Law. To the best of DOYON's knowledge, SPEEDIA has not received notice of, or citation or summons for, and no complaint has been filed, no penalty has been assessed and no investigation or review is in process or, threatened by any Governmental Authority with respect to, any material violation or alleged violation of any law, regulation, order or other legal requirement, or failure by SPEEDIA to have any permit, certificate, license, approval, registration or authorization required in connection with the operation of its business, other than where such violation or failure would not reasonably be expected to have a material adverse effect on the business, financial condition, assets, properties or operations of SPEEDIA. To the best of DOYON's knowledge, SPEEDIA is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to or in connection with its business or any of its assets, properties or operations.

(f) Patents. DOYON believes that there are four (4) potential patent applications and two (2) potential trademark applications to be filed by SPEEDIA, which are described in Schedule 2.2(f).

2.3. Each Seller severally represents and warrants as to such Seller to the Buyer that:

(a) Due Authorization etc. The execution, delivery and performance by such Seller of this Agreement has been authorized by all necessary action on the behalf of such Seller (or in the case of DOYON, DOYON represents that he has the legal capacity to execute, deliver and perform this Agreement). Such Seller has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general application affecting the enforcement of creditors' rights and except that no representation is made as to the availability of specific performance or other equitable relief..

(b) No Conflicts. The execution, delivery and performance by such Seller of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both) (i) to the best of such Seller's knowledge, any Applicable Law, or (ii) any material contract, agreement or other instrument to which such Seller is a party or by which such Seller's properties or assets is bound.

(c) Consents and Approvals. Such Seller is not required to obtain any Governmental Approval or other Consent in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

(d) Title to Purchased Interest. Such Seller owns, beneficially and of record, such Seller's Purchased Interest, free and clear of any Liens other than Liens created by the Buyer. Upon the payment for the Purchased Interest at the Closing under this Agreement, the Buyer will acquire good and valid title to the Purchased Interest free and clear of any Liens other than Liens created by the Buyer.

(e) No Actions. Except for this Agreement, such Seller has not taken any action
(i) binding, or purporting to bind, SPEEDIA or any of its respective assets in any manner; or (ii) committing,

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or purporting to commit, SPEEDIA to issue any additional limited liability company interests or any future common interests or admit any Person as a member of SPEEDIA. To the best of such Seller's knowledge, SPEEDIA has no liabilities or obligations of any nature, except those set forth on Schedule 2.3, the Historical Financial Statements or the other Schedules delivered pursuant to this Agreement.

(f) Brokers, Finders. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Seller and such Seller agrees to indemnify and hold the Buyer harmless against any costs or damages incurred as a result of any such claim.

(g) Acquisition for Investment. Such Seller is acquiring the Shares for investment and not with a view toward any resale or distribution of the Shares except in compliance with the Securities Act.

Section 3. Representations and Warranties of the Buyer.

     The Buyer hereby represents and warrants to each of the Sellers that:

3.1. Organization and Authority. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated in this Agreement.

3.2. Due Authorization. The execution, delivery and performance by the Buyer of this Agreement will have been authorized by all necessary corporate action on the Buyer's behalf on the Closing Date. The Buyer has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

3.3. No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both) (i) any Applicable Law; (ii) the certificate of incorporation or by-laws or other organizational documents of the Buyer; or (iii) any material contract, agreement or other instrument to which the Buyer is a party or by which its properties or assets may be bound.

3.4. Consents. Except as set forth in Schedule 3.4, the Buyer is not required to obtain any Governmental Approval or other Consent in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

3.5. Brokers, Finders. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Buyer and the Buyer agrees to indemnify and hold each of the Sellers harmless against any costs or damages incurred as a result of any such claim.

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3.6. Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement, will have been duly authorized and validly issued and will be fully-paid and non-assessable.

3.7. Acquisition for Investment. Buyer is acquiring the Purchased Investments for investment and not with a view to the sale or distribution thereof.

3.8. SEC Documents. Buyer has provided Sellers with a copy of (i) Buyer's Form 10-K, as amended by an amendment on Form 10-K/A, for the year ended December 31, 1999, (ii) Buyer's Form 10-Q for the quarter ended March 31, 2000, and (iii) Buyer's proxy statement for its 1999 annual meeting (collectively, the "SEC Documents"). Buyer has not filed any current report on Form 8-K since January 1, 2000. Buyer has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the twelve months prior to the date of this Agreement, and is eligible to register the TIS Shares and DOYON Shares to be registered pursuant to Paragraphs 1.3(a)(i)(A) and 1.3(b)(i)(A) on a Form S-3. The SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Securities Exchange Act, and the rules and regulations of the Commission thereunder, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4. Acknowledgments, Covenants and Further Agreements.

4.1. Shares. Each of the Sellers acknowledges that until such time as the Shares are registered under the Securities Act, the Shares cannot be sold except pursuant to an exemption from such registration.

4.2. Further Actions and Assurances.

(a) Each of the Parties agrees to cooperate fully with the other Parties and any authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other Parties may reasonably request for the purpose of carrying out the purposes and intent of this Agreement.

(b) From time to time after the Closing Date and at the expense of each of the Sellers and without further consideration, each of the Sellers shall execute and deliver such instruments and documents and take such other actions as the Buyer may reasonably request of either Seller in order to confirm and assure the rights and obligations provided under this Agreement and render effective the consummation of the transactions contemplated by this Agreement or otherwise carry out the purposes and intent of this Agreement.

(c) From time to time after the Closing Date and at the expense of the Buyer and without further consideration, the Buyer shall execute and deliver such instruments and documents and take such other actions as either Seller may reasonably request in order to confirm and assure the rights and obligations provided under this Agreement and render effective the consummation of the transactions contemplated by this Agreement or otherwise carry out the purposes and intent of this Agreement.


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4.3. Confidentiality; Publicity. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof), as constitutes or contains confidential business, financial or other information of the Parties, each of the Parties covenants for itself and its directors, officers and partners, affiliates, agents, and representatives that it or he (as the case may be) will use due care to prevent its officers, directors, partners, employees, agents, counsel, accountants and other representatives, as applicable, from disclosing such information to Persons other than their respective authorized employees, agents, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each Party may disclose or deliver any information or other material disclosed to or received by it or him (as the case may be) should such Party be advised by its or his (as the case may be) counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, each Party shall return to the rightful owner, all confidential material previously furnished to such Party or its or his (as the case may be) officers, directors, partners, employees, agents, counsel, accountants and other representatives in connection with the transactions contemplated by this Agreement. For purposes of this Section 4.3, "due care" means at least the same level of care that such Party would use to protect the confidentiality of its or his (as the case may be) own sensitive or proprietary information, and this obligation shall survive termination of this Agreement. The obligations of Buyer pursuant to this Section 4.3, to the extent that they relate to the Licensed Software, are in addition to, and not in limitation of, the obligations of confidentiality set forth in the License Agreement.

Section 5. Survival of Representations and Warranties.

5.1. Survival of Representations and Warranties. All representations and warranties contained in this Agreement will survive the execution and delivery of this Agreement and the Closing for a period of twelve months, and the covenants shall survive the execution, delivery and performance of this Agreement as set forth therein. No Seller shall have any liability or obligations to Buyer to the extent that the claim shall exceed the value of the Shares delivered at the Closing, and a Seller may satisfy any claim by delivering Shares to Buyer valued at the greater of the value on the date of claim or the value on the Closing Date.

Section 6. Expenses.

     Each party shall be responsible for and bear all its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the transactions contemplated by this Agreement.

Section 7. Amendments and Waivers.

     This Agreement constitutes the entire understandings of the Parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such Parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the Parties.


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Section 8. Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties.

Section 9. Notices.

     All notices and other communications under this Agreement shall be delivered by hand or facsimile or mailed by overnight courier services which provides evidence of delivery or by registered mail or certified mail return receipt requestedas follows:

(a) if to TIS , to:

                    TIS Worldwide, Inc.
                    115 Broadway, 20th floor
                    New York, NY  10006
                    Attention: Jeff Najarian
                    Facsimile: (212) 993-9198

               With copies to:

                    Roy M. Korins, Esq.
                    Esanu Katsky Korins & Siger, LLP
                    605 Third Avenue
                    New York, NY  10158
                    Attention:  Roy M. Korins, Esq.
                    Facsimile:  (212) 953-6899

(b) if to Daniel Doyon, to:

                    Daniel Doyon
                    Chief Executive Officer
                    SPEEDIA, LLC
                    140 58th Street
                    Brooklyn, NY  11220
                    Facsimile:  (718) 567-4361

               With copies to:

                    Putney Twombly Hall & Hirson, LLP
                    521 5th Avenue, 10th Floor
                    New York, NY  10175
                    Attention:  William Pollak, Esq.
                    Facsimile:  (212) 682-9380


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(c) if to Buyer, to:

                    SPEEDUS.COM, Inc.
                    140 58th Street, Suite 7E
                    Brooklyn, NY  11220
                    Attention:  Shant S. Hovnanian
                    Facsimile:  (718) 567-4388

               With copies to:

                    Willkie Farr & Gallagher
                    787 Seventh Avenue
                    New York, NY  10019
                    Attention:  Bruce R. Kraus, Esq.
                    Facsimile:  (212) 728-8111

or to such other persons or addresses, as may be designated in writing by the Party to receive such notice. Notice shall be deemed given when received; provided, however, that any notice by facsimile shall be deemed given when confirmation of receipt if given by the recipient or confirmation of transmission is given by one of the other methods of notice provided in this
Section 9.

Section 10. Registration Covenant

(a) Within 75 days after the Closing Date, time being of the essence, the Buyer will file a registration statement (the "Registration Statement") under the Securities Act covering the shares issuable to TIS pursuant to Paragraph 1.3
(a)(i)(A) of this Agreement and issuable to DOYON pursuant to Paragraph 1.3(b)(i)(A) of this Agreement together with the maximum number shares issuable pursuant to Paragraph 1.4(a) and (b) which are to be included in the Registration Statement pursuant to Paragraph 1.4(c) (collectively, the "Registrable Shares") and shall use it best efforts to have such registration statement declared effectively as promptly as possible thereafter. If Buyer is eligible to register the Shares on a Form S-3 or similar short-form registration statement, Buyer shall use such form to register the Registrable Shares. The Buyer will keep the registration statement current and effective until all of the Registrable Shares shall have been sold. Each Seller shall provide the Buyer with such information as Buyer may reasonably request with respect to such Seller's stock ownership in Buyer and such Seller's plan of distribution.

(b) The Buyer shall bear the entire cost and expense of any registration of the Registrable Shares pursuant to this Section 10; provided, however, that each Seller shall pay any transfer taxes or underwriting discounts or commissions applicable to the Registrable Shares sold by such Seller pursuant to the Registration Statement and, if such Seller engages his own counsel in connection with the Registration Statement, such Seller shall pay the fees and expenses of such counsel.

(c) In connection with the Registration Statement, the Buyer shall supply prospectuses and qualify the Registrable Shares for sale in such states as Sellers may reasonably designates, provided, that the Buyer shall not be required to qualify or register the Registrable Shares in any jurisdiction where such qualification or registration would require the Buyer to submit generally to the jurisdiction of such state.

(d) The Buyer shall indemnify and hold harmless each Seller and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such holder any Registrable Shares from and against any and all losses, claims, damages and liabilities (including fees and expenses of counsel, which counsel shall, if, in the reasonable opinion of counsel for Sellers, the representation by such counsel of both Buyer and the indemnified parties constitutes a conflict of interest under applicable Code of Professional Responsibility, be separate from counsel for the Buyer, provided, that the Buyer shall not be required to pay the fees of more than one firm representing both Sellers and any transferees of Sellers whose Registrable Shares are included in the registration statement, which counsel shall be selected by Sellers) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section 10 or any application or other filing under any state securities law caused by any omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which such holder or any such underwriter or any of them may become subject under the Securities Act, the Securities Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Buyer or any underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that any such holder or underwriter shall at the same time indemnify the Buyer, its directors, each officer signing the related registration statement, each person, if any, who controls the Buyer within the meaning of the Securities Act and each other holder, in the manner set forth in this Section 10(d), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 10 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Buyer by any such holder or underwriter expressly for use therein.

(e) The Buyer agrees that, as long as Sellers own any Shares, it will file in a timely manner all reports required by Sections 13 and 15(d) of the Securities Exchange Act , and that such reports will, when filed, comply with the requirements of the Securities Exchange Act, and it will take such action is necessary to maintain the listing of the Common Stock on the Nasdaq National Market System.

 (f) The Buyer recognizes that its agreement to have the Registration Statement filed and the Shares registered pursuant to the Securities Act in a timely manner (with time being of the essence) as provided in Paragraph 10(a) of this Agreement was a material inducement for Sellers to enter into this Agreement and perform their obligations under this Agreement, and that the failure of the Buyer to have such Shares so registered would cause damage to the Sellers.

Accordingly, if the Registration Statement is not filed within 75 days after the Closing Date or the Registration Statement is not declared effective by the SEC by the 120th day after the Closing Date, the Buyer shall pay the Sellers, as liquidated damages for such failure and not as a penalty, the Registration Payment. The Registration Payment shall mean two-thirds of one cent ($.0066 2/3) for each Share which is included in the Registration Statement for each day subsequent to 75 days from the Closing Date that the Registration Statement shall not have been filed with the SEC and for each day subsequent to 120 days from the Closing Date that the Registration Statement shall not have been declared effective by the SEC, provided, however, that (i) no Registration Payment shall be made with respect to the Shares issuable pursuant to Paragraph
1.4 of this Agreement unless (and only to the extent that) the Seller's rights to such Shares accrued prior to the effectiveness of the Registration Statement and (ii) no Registration Payment shall be made for any day that the failure of the Registration Statement to have been declared effective by the 120th day after the Closing Date results from an SEC Delay.

Section 11. Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Section 12. Descriptive Headings.

     The descriptive headings in this Agreement are for convenience of reference only and may not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

Section 13. Entire Agreement.

     This Agreement constitutes the entire agreement of the Parties and supersedes all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing among the Parties on the subject matter hereof.

Section 14. Assignment.

     This Agreement may not be assigned or otherwise transferred by any Party without the prior written consent of all other Parties, provided that the Buyer may assign its rights and transfer its obligations under this Agreement (other than the obligation to deliver and Register the Shares) to any of its majority-owned subsidiaries. TIS may transfer any TIS Shares which are subject to restrictions (a) in connection with a merger or sale by TIS of all or substantially all of its business and assets or (b) to a majority-owned subsidiary. The transfer by TIS of all or substantially all of its e-Business solutions business shall be deemed, for purposes of this Section 14, to be a sale of all or substantially all of its business. A majority-owned subsidiary shall mean a corporation or other entity in which the transferring party has (i) a majority of the voting rights, (ii) a majority of the equity interests and
(iii) binding agreements which will provide that the transferring party shall continue to maintain a majority of both the voting rights and the equity interests. DOYON may transfer any DOYON Shares by will or pursuant to the laws of descent and distribution or to a member of his immediate family or trusts for their benefit. Any transfer pursuant to this Section 14 shall be subject to any restrictions which are in effect at the date of the transfer, and the Buyer may condition effecting any transfer of TIS Shares or DOYON Shares upon receipt of an agreement pursuant to which the transferee agrees to be bound by such restrictions.

Section 15. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

Section 16. Placement Services. If requested by the Buyer, TIS shall use its commercially reasonable efforts to identify and recommend to SPEEDIA a senior operating executive. TIS agrees that, if SPEEDIA requests such services, it will charge a placement fee for placing the senior operating executive which is equal to 50% of TIS' standard placement fees.

Section 17. Defined Terms.

     For the purposes of this Agreement, the following words and phrases have the following meanings:

               "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person or entity. "Control" (including the terms "controlled by" and "under the common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

               "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, and (ii) orders, decisions, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority, that are binding on a Party.

               "Business" means the business operations of SPEEDIA, which includes, but is not limited to device independent messaging services and wireless application services.

               "Buyer" has the meaning specified in the preamble to this Agreement.

               "Buyer Notice" has the meaning specified in Section 1.3.

               "Closing" has the meaning specified in Section 1.2.

               "Closing Date" has the meaning specified in Section 1.2.

               "Common Stock" means the common stock of SPEEDUS.

               "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

               "Contracts" has the meaning specified in Section 2.2.

               "DOYON" has the meaning specified in the recitals to this Agreement.

               "DOYON Interest" has the meaning specified in the recitals to this Agreement.

               "DOYON Notice" has the meaning specified in Section 1.3.

               "DOYON Shares" has the meaning specified in Section 1.3.

               "Governmental Approval" means any Consent of, with or to any Governmental Authority.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

               "Historical Financial Statements" has the meaning specified in
          Section 2.2.

               "License Agreement" means the license agreement dated the date of this Agreement between TIS and SPEEDIA, LLC."Licensed Software" has the meaning set forth in the License Agreement.

               "Liens" means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever.

               "Parties" means the Buyer, each of the Sellers and any of their successors or assigns.

               "Person" means any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

               "Purchased Interest" has the meaning specified in the recitals to this Agreement.

               "Registration Payment" shall have the meaning set forth in
          Section 10(f) of this Agreement.

               "Registration Statement" has the meaning set forth in Section 10(a) of this Agreement.

               "SEC" shall mean the Securities and Exchange Commission.

               "SEC Delay" shall mean any delay in the Registration Statement not being declared effective within 120 days after the Closing Date to the extent that it results from (i) the failure of the SEC to provide comments on the initial filing of the Registration Statement more than four weeks from the filing date or (ii) the failure of the SEC to provide comments on the first or second amendment to the Registration Statement more than ten days from the date of filing. Any delay resulting from the need to file more than two amendments shall not be deemed to be an SEC Delay.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Seller" or "Sellers" has the meaning specified in the preamble to this Agreement.

               "Shares" means the TIS Shares and the DOYON Shares, collectively.

               "SPEEDIA" has the meaning specified in the recitals to this Agreement.

               "SPEEDUS" has the meaning specified in the recitals to this Agreement.

               "TIS" has the meaning specified in the recitals to this Agreement.

               "TIS Interest" has the meaning specified in the recitals to this Agreement.

               "TIS Shares" has the meaning specified in Section 1.3.

               "TIS Notice" has the meaning specified in Section 1.3.

               "VisionStar" shall mean VisionStar, Inc., a corporation wholly owned by Shant S. Hovnanian, the Chairman and Chief Executive Officer of the Buyer, a company that holds a license from the Federal Communications Commission (the "FCC"), granted in May 1997, to construct, launch and operate a telecommunications satellite operating in the radio frequency range of 28 GHz.

               "VisionStar Contribution" shall mean either (a) the execution and delivery of an agreement by Buyer and VisionStar pursuant to which VisionStar agrees to hold VisionStar's FCC license for the sole and exclusive benefit of Buyer or any subsidiary of Buyer that is at least 90% owned (directly or indirectly) by Buyer and VisionStar provides reasonable provisions to assure that the FCC license will not be subject to attachment, levy or claim by creditors, and the consummation of the transaction contemplated by such agreement within six months following the Closing Date, or (b) (i) the execution and delivery of an agreement by Buyer, VisionStar and Shant Hovnanian within six months following the Closing Date pursuant to which Shant Hovnanian shall contribute, subject only to FCC approval, at least 90% of VisionStar to Buyer, (ii) the approval by the FCC of such contribution within twelve months following the Closing Date, and (iii) the consummation of such contribution within ten business days after FCC approval is obtained.

     IN WITNESS WHEREOF, each of the Sellers and the Buyer have duly executed this Share Exchange Agreement, effective as of the date first above written.


                                        TIS WORLDWIDE, INC.,
                                        as "Seller"

                                        By: /s/ Jeff Najarian
                                            ------------------------------
                                        Name:  Jeff Najarian
                                        Title: Chairman and CEO


                                        DANIEL DOYON,
                                        as "Seller"

                                        By: /s/ Daniel Doyon
                                            ------------------------------
                                            Daniel Doyon


                                        SPEEDUS.COM, INC.
                                        as "Buyer"

                                        By: /s/ Shant S. Hovnanian
                                            ------------------------------
                                        Name:  Shant S. Hovnanian
                                        Title: Chairman and CEO